Exhibit 99.1
[Avon Logo]

news release
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Avon Announces Additional Details in Execution of 3-Year Transformation Plan
NEW YORK, March 14, 2016 -- Avon Products, Inc. (NYSE: AVP) today announced additional details on the execution of the Company's three-year transformation plan that was outlined at the Investor Day in January 2016.

“Today, we are taking another important step forward in the execution of Avon’s transformation plan. With the recent completion of the sale of the North American business, our commercial operations are now fully outside of the United States, allowing us to dramatically rethink our operating model,” said Sheri McCoy, Chief Executive Officer. “The actions we are taking today will bring our corporate and commercial businesses closer together, which will drive efficiencies, improve operational effectiveness and deliver significant cost savings.”

Avon is implementing significant changes in its operating model, including:

•	Revising Avon’s commercial business to ensure that all markets have consistent roles, responsibilities and processes. This will drive significant cost efficiencies and improved effectiveness.

•
Further streamlining of Avon’s corporate functions to align with the current and future needs of the business. The Company will reduce corporate infrastructure and will transition, over time, the location of Avon’s corporate headquarters to the United Kingdom, where the Company has significant commercial operations. To realize benefits of scale, core enterprise functions will be located in the United Kingdom with direct connection to the operations throughout the world.

As a result of these operating model changes, Avon will reduce its headcount by approximately 2,500 positions across multiple geographies. This includes both filled and open positions.

The Company expects to record total charges associated with these actions of approximately $60 million before taxes in the first quarter of 2016. These charges are expected to be comprised primarily of employee-related costs. The Company expects to realize pre-tax savings of approximately $30 million in 2016 associated with an approximate 1,700 headcount reduction, and expects to achieve annualized pre-tax savings of approximately $65 million - $70 million beginning in 2017.

In addition, the Company expects to realize annualized pre-tax savings of approximately $20 million in 2016 related to the elimination of the open positions.
Avon will maintain its current facilities in Suffern, NY and Rye, NY. The Company will also continue to be incorporated in New York and trade on the New York Stock Exchange under the symbol AVP.

As announced previously, Avon separated its North American business into a privately-held Company in which Avon maintains a minority interest. The North American business is not impacted by any of today’s actions.

About Avon Products, Inc.
Avon is the Company that for 130 years has proudly stood for beauty, innovation, optimism and, above all, women. Avon products include well-recognized and beloved brands such as ANEW, Avon Color, Avon Care, Skin-So-Soft, and Advance Techniques. Sold through nearly 6 million active independent Avon Sales Representatives, Avon products delight consumers in approximately 70 countries worldwide. Learn more about Avon and its products at www.avoncompany.com.

Forward-Looking Statements
Statements in this release that are not historical facts may be forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by Avon Products, Inc. with the Securities and Exchange Commission, including Forms 8-K, 10-Q, and 10-K. Some forward-looking statements in this release include and concern our transformation plan and operating model changes. These forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to improve our financial and operational performance, our ability to achieve the anticipated benefits of our strategic partnership with Cerberus, the impact of a continued decline in our business results, the possibility of business disruption, competitive uncertainties, and general economic and business conditions in our markets, including fluctuations in foreign currency exchange rates. Any forward-looking statements speak only as of the date they are made. The Company does not undertake to update any such forward-looking statements.